SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2007

TEKNI-PLEX, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-28157		22-3286312
(Commission File Number)		(IRS Employer Identification No.)

260 NORTH DENTON TAP ROAD COPPELL, TEXAS		75019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 304-5077

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Dr. F. Patrick Smith, the Registrant’s Chairman and Chief Executive Officer, is employed pursuant to a Second Amended and Restated Employment Agreement (the "Agreement") dated May 13, 2005 by and between him and the Registrant, which was included as Exhibit 10.1 to the Registrant’s Form 8-K filed on May 19, 2005. Under the Agreement, Dr. Smith's employment term was to end on May 13, 2007. On May 10, 2007, the employment term was extended through July 13, 2007 by an extension agreement which was included as Exhibit 10.2.1 to the Registrant’s Form 10-Q for the quarter ended March 30, 2007. The term was further extended through July 30, 2007 by a new extension agreement, a copy of which is attached hereto as Exhibit 10.2.2. As of the date of this filing, Dr. Smith and the Chair of the Compensation Committee of the Board of Directors are engaged in negotiations regarding Dr. Smith's employment.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
-----------	------------------
10.2.2	Extension of Employment Agreement for Dr. F. Patrick Smith dated July 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKNI-PLEX, INC.

Date:	July 20, 2007	By:	/s/ James E. Condon
			Name:	James E. Condon
			Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
-----------	------------------
10.2.2	Extension of Employment Agreement for Dr. F. Patrick Smith dated July 13, 2007.